Yield Computation Schedule

Account Balance (1 share @ $1.00)                       1.000000000

Dividend Declaration
                June 30, 1998                           0.000155595
                June 29, 1998                           0.000154084
                June 28, 1998                           0.000152264
                June 27, 1998                           0.000152264
                June 26, 1998                           0.000152265
                June 25, 1998                           0.000151583
                June 24, 1998                           0.000150898
                                                        -----------
                                                        0.001068953

Ending Account Balance                                  1.001068953
Less: Beginning Account Balance                         1.000000000
                                                        -----------
         Difference                                     0.001068953

Base Period Return
       (Difference/Beginning Account Balance)           0.001068953

Yield Quotation
       (Base Period Return *365/7                              5.57%

Effective Yield Quotation
       [(Base Period Return +1)^365/7)]                        5.73%




Performance Calculation

Initial Investment                                         1,000.00
Initial NAV                                                    1.00
Initial Shares                                             1,000.00
Shares from Distribution                                      57.10
End of Period NAV                                              1.00
Total Return                                                   5.71%